Exhibit 10.57

December 5, 2012

Stem Cell Cayman Ltd.

c/o Campbells

4th Floor, Scotia Centre

Albert Panton Street

George Town, Grand Cayman

Cayman Islands

Gentlemen:

Reference is made to the Subscription Agreements, dated February 10, 2011 and November 4, 2011 (the “Agreements”), by and among Stem Cell Cayman Ltd. (“Cayman”), BioRestorative Therapies, Inc. (formerly Stem Cell Assurance, Inc.) (“BioRestorative”) and Westbury (Bermuda) Ltd. (the “Lender”) with respect to loans made by the Lender to Cayman in the amounts of $1,050,000 and $1,000,000, respectively (the “Principal Amounts”), evidenced by Promissory Notes, dated February 10, 2011 and November 4, 2011, in the respective Principal Amounts (the “Notes”), which provided, as amended, that the respective Principal Amounts were payable on November 7, 2012 and November 4, 2012, respectively (the “Maturity Dates”).

The Lender agrees that Cayman and BioRestorative have performed all of their obligations under the Agreements and the Notes, and the Lender waives any and all defaults by Cayman and BioRestorative thereunder.

The parties agree that the Notes are hereby amended such that the Maturity Date for the payment of the respective Principal Amounts shall be March 30, 2013. Interest at the rate of 15% per annum on the unpaid Principal Amounts shall continue to be payable as provided for in the Notes.

Each Note may only be amended further by a writing executed by Cayman and the Lender.

Except as modified herein, each Note shall continue in full force and effect in accordance with its terms.

Very truly yours,

WESTBURY (BERMUDA) LTD.

By:
Name:
Title:

Agreed:

STEM CELL CAYMAN LTD.

By:
Name:
Title:

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